Exhibit 10.1

William C. Gottschalk

Attorney at Law

STANDARD COMMERCIAL SALES CONTRACT

The undersigned Purchaser agrees to buy, and the undersigned Seller agrees to sell:

SEE EXHIBIT A ATTACHED HERETO.

together with all electrical, mechanical, plumbing, air-conditioning, and any other systems or fixtures as are attached thereto and all plants, trees, and shrubbery now on the premises.

The purchase price of said property shall be: ONE HUNDRED TWENTY-SIX THOUSAND SEVEN HUNDRED FIFTY AND 00/100 DOLLARS, ($126,750.00) to be paid as follows:

a) Seller to take back a purchase money first mortgage, in the amount of $126,750.00, bearing interest at the rate of six and three-quarters (6.7500%) percent per year, and being payable in 179 equal monthly payments of $1,127.99, beginning thirty (30) days after closing, and continuing on each and every month thereafter, followed by a final 18oth installment payment, in the amount of $285.82, due and payable fifteen (15) years from the date of closing.

Purchaser has paid to the undersigned Seller. ONE HUNDRED AND 00/100 DOLLARS ($100.00) as good and sufficient consideration for the down payment, receipt whereof is hereby acknowledged by Seller, as earnest money, which earnest money is to be applied as part payment of the purchase price of said property at the time the sale is consummated.

Seller warrants that he presently has title to said property, and at the time the sale is consummated, he agrees to convey good and marketable title to said property to Purchaser by general warranty deed, subject only to (1) zoning ordinances affecting said property, (2) general utility easements of record serving said property, (3) subdivision restrictions of record, and (4) leases, other easements, other restrictions and encumbrances specified in this Contract. In the event leases are specified in this Contract, the Purchaser agrees to assume the Seller's responsibilities thereunder to the tenant.

The Purchaser shall move promptly and in good faith, after acceptance of this Contract, to examine title and to furnish Seller with a written statement of objections affecting the marketability of said title. Seller shall have reasonable time after receipt of such objections to satisfy all valid objections, and if Seller fails to satisfy such valid objections within a reasonable time, then at the option of the Purchaser, evidenced by written notice to Seller, this Contract shall be null and void. Marketable title, as used herein, shall mean title with a title insurance company licensed to do business in the State of Georgia will insure at its regular rates, subject only to standard exceptions unless otherwise specified herein.

Seller and Purchaser agree that such papers as may be necessary to carry out the terms of this Contract, shall be executed and delivered by such Parties at the time the sale is consummated. Seller and Purchaser mutually agree to correct any errors in documents pertaining to the closing of the above described property subsequently discovered after closing in a timely manner.

Purchaser, its agents, or representatives, at Purchaser's expense, and at reasonable times during normal business hours, shall have the fight to enter upon the property for the purpose of inspecting, examining (including soil boring), testing, and surveying the property. Purchaser assumes all responsibility for the acts of itself, its agents, or representatives in exercising its rights under this Paragraph, and agrees to hold Seller harmless for any damages resulting therefrom.

Seller warrants that when the sale is consummated, the improvements on the property will be in the same condition as they are on the date this Contract is signed by the Seller, natural wear and tear excepted. However, should the premises be destroyed or substantially damaged before the Contract is consummated, then at the election of the Purchaser: (a) the Contract may be cancelled, or (b) Purchaser may consummate the Contract and receive such insurance as is paid on the claim of loss. This election is to be exercised within ten (10) days after the Purchaser has been notified in writing by Seller of the amount of the insurance proceeds, If any, Seller Will receive on the claim of loss; if Purchaser has not been notified within forty-five (45) days subsequent to the occurrence of such damage or destruction, Purchaser may, at its option, cancel the Contract.

Time is of essence of this Contract.

This Contract shall inure to the benefit of, and be binding upon, the Parties thereto, their heirs, successors, administrators, executors, and assigns.

The interest of the Purchaser in this Contract shall not be transferred or assigned without the written consent of Seller.

This Contract constitutes the sole and entire agreement between the Parties hereto, and no modification of this Contract shall be binding unless attached hereto and signed by all Parties to this agreement. No representation, promise, or inducement not included in this Contract shall be binding upon any Party hereto. The signatures below confirm that each party to contract has read the terms and conditions of this contract, understands these terms and conditions of this contract, and agrees to be bound by the terms and conditions of this contract.

The following stipulations shall, if conflicting with printed matter, control:

SPECIAL

STIPULATIONS

1.        Real estate taxes and condominium fees on said property shall be prorated as of the date of closing.

2.        Seller shall pay State of Georgia property transfer tax.

3.        Sale shall be closed on or before December 31, 2016.

4.        As a portion of the consideration for this purchase and sale, Purchaser will pay a one-time $840.00 deposit into Tucker Professional Association, Inc. escrow for Unit 15 to maintain said escrow account for the Tucker Professional Building. All regular condominium monthly fees and taxes will be pro-rated on said unit 15 as of the date of said closing of this sale.

5.       In the unfortunate event of a future bankruptcy, Purchaser to furnish a Deed in Lieu of Foreclosure to Seller prior to any such Declaration.

6.        The property is sold in "as is" condition, with no warranties of any kind by Seller to Purchaser.

7.        The closing will be handled by William H. Arroyo, Attorney At Law, at his office located at 4228 First Avenue, Suite 10, Tucker, Georgia 30084. Purchaser understands that Mr. Arroyo represents only the underlying debt-holders and does not, and cannot, represent the Purchaser. Purchaser is not an attorney, but may have an independent attorney to represent him at closing, should he choose to do so.

8.        Purchaser and Seller to split all closing costs in connection with this purchase and sale.

9.        Purchaser agrees that Purchase Money First Mortgage will have a “Due on Sale” clause and that said mortgage is not assumable.

10.        This contract shall survive the closing and transfer of title to the Suite 15 property conveyed to Purchaser which legal description is attached hereto as Exhibit “A,” and made part of this Standard Commercial Sales Contract.

11.        A copy of the amortization schedule depicting the schedule of monthly payments Purchaser will make to Seller is attached hereto as Exhibit “B,” and made part of this Standard Commercial Sales Contract. Purchaser to pay monthly condo association fee beginning January 1, 2017.

12.        Purchaser is a Corporation duly filed with the Georgia Secretary of State’s Office and authorized to do business in Georgia with Richard J. Randolph, 111 as its Chief Financial Officer.

13.        Richard J. Randolph, Ill agrees to personally guarantee Purchase Money First Mortgage and Promissory Note as an individual signatory at the closing of this transaction.

14.        Purchaser understands that Suite 15 is currently leased to Felicia N. Johnson, and Purchaser agrees to assume the Seller’s Responsibilities thereunder to the tenant.

This instrument shall be regarded as an offer by the Purchaser or Seller, who first sign to the other and is open for acceptance by the other until 5:00 o'clock P.M., on the 16th day of December, 2016, by which time written acceptance of such offer must have been actually received by the Purchaser or Seller, who shall promptly notify the other Parties, in writing, of such acceptance. Execution of this contract shall be performed by Purchaser in front of Seller and by Seller in front of Purchaser.

The foregoing proposition is hereby accepted this 16th day of December, 2016 at 1:42 P.M.

/s/ William C. Gottschalk	By:	/s/ Richard Randolph
WILLIAM C. GOTTSCHALK, Seller	RANDOLPH ACQUISITIONS, INC., Purchaser
Richard J. Randolph, Ill, Chief Executive Officer

STANDARD COMMERCIAL SALES CONTRACT

EXHIBIT A

I.        Legal description of property being sold by Seller to Purchaser:

All that tract or parcel of land lying and being in Land Lot 213 of the 18th District of DeKalb County, Georgia, being Unit 15 of Tucker Professional Condominium, as shown on a floor plan of Tucker Professional Condominium, prepared by Eugene L. Surber, Registered Professional Architect, dated November 1, 1984, revised December 13, 1985, and recorded as Condominium Floor Plan No. 185, in the Office of the Clerk of Superior Court of DeKalb County, Georgia, which unit is a part of the property shown on a plat of survey (Master Site Plan) for Tucker Professional Condominium by William A. White, R.L.S., dated January 20, 1978, revised October 29, 1984, and recorded in Condominium Plat book 6, Page 24, DeKalb County Records, together with all right, title and interest of Grantor in said unit and the appurtenances thereto under the Declaration of Condominium of Tucker Professional Condominium, dated December 16, 1985, and recorded in Deed Book 5365, Pages 325-366, DeKalb County Records, which plat and Declaration are by reference incorporated herein and made a part hereof. The interest herein conveyed includes, without limited the generality of the foregoing, an undivided 10.51% interest in the common area of Tucker Professional Condominium as the same is defined in said Declaration.